UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

SCHEDULE 14A
(RULE 14A-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

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PUTNAM MANAGED MUNICIPAL INCOME TRUST
PUTNAM MUNICIPAL OPPORTUNITIES TRUST

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement,
if Other Than the Registrant)

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Dear Shareholder:

I am writing to you with an urgent reminder that Saba Capital Management’s proposals pose a threat to the operation of your Fund.

Saba has contacted shareholders of Putnam Managed Municipal Income Trust and Putnam Municipal Opportunities Trust seeking to prevent the renewal of the Funds’ investment advisory contracts.

Saba is an activist closed-end fund investor offering no long-term plan for the Funds. Should Saba’s campaign succeed, it could disrupt the operations of the Funds, leaving them without an investment adviser.

(over, please)

Putnam Investments operates the Funds with experienced investment managers. Putnam has served the Funds as investment adviser for more than 30 years.

Your vote is important. Regardless of the number of shares you own, it is important that your shares be represented at the special shareholder meeting scheduled for October 6, 2023, by voting all WHITE proxy cards you receive.

If you have any questions, please contact our Proxy Solicitor, EQ Fund Solutions, at 877-536-1555, Monday through Friday between 9:00 a.m. and 10:00 p.m. Eastern Time.